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Exhibit 5.1

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104

March 8, 2007

West Pharmaceutical Services, Inc.
101 Gordon Drive, PO Box 645
Lionsville, PA 19341-0645

Re:	West Pharmaceutical Services, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to West Pharmaceutical Services, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to possible offerings from time to time of the following securities of the Company: (1) debt securities ("Debt Securities")(which may be issued in one or more series) to be issued pursuant to an indenture between the Company and a trustee (the "Trustee"), such indenture to be either (a) the indenture filed as an exhibit to the Registration Statement or (b) an indenture to be filed as an exhibit to the Registration Statement in connection with a specific offering of Debt Securities (in each case as the same may be amended or supplemented from time to time, an "Indenture"); (2) shares of preferred stock, par value $0.25 per share ("Preferred Stock"), of the Company; (3) shares of common stock, par value $0.25 per share ("Common Stock"), of the Company; (4) warrants of the Company ("Warrants") to purchase Debt Securities, Common Stock or Preferred Stock; and (5) units consisting of any combination of Debt Securities, Preferred Stock, Common Stock and Warrants ("Units"). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a "Prospectus Supplement"). This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein, other than as to the legality of the Debt Securities, Preferred Stock, Common Stock, Warrants and Units.

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion letter, including the Registration Statement and the Amended and Restated Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

        1.     The Debt Securities, when (a) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

        2.     The Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion of Debt Securities, or on exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable.

        3.     The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion of Debt Securities or Preferred Stock, or an exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable.

        4.     The Warrants, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable warrant agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

        5.     The Units when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement (collectively, the "Offered Securities"): (i) the Board of Directors of the Company (the "Board of Directors"), including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities (and in the case of the Units, the Securities that are the components thereof); (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, shall have duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Offered Securities and related matters (including without limitation with respect to Preferred Stock, the execution, acknowledgment and filing of a Statement with Respect to Shares (the "Statement with

Respect to Shares") stating the designation and voting rights, preferences, limitations and special rights, if any, of any such Preferred Stock in accordance with the applicable provisions of Pennsylvania's Business Corporation Law and any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible will have been duly reserved for issuance and such authorizations and actions have not been rescinded; (iii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with all applicable law and the articles of incorporation or organization, by-laws and other similar formation documents of the Company (collectively, the "Formation Documents"), any Indenture, warrant agreement and any other relevant agreement so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Offered Securities (and, in the case of any Units, the Securities that are components thereof), and any certificates representing the interests in the relevant Offered Securities (and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement, approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party; (v) the Registration Statement, as amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462, will be effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (vi) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vii) the Offered Securities shall be issued and sold in compliance with all Federal and State securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (viii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (ix) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; and (x) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions expressed herein are limited to the laws of the State of New York and the Commonwealth of Pennsylvania. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or blue sky laws.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

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  Exhibit 5.1